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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                              Dated August 30, 2005

                                       of


                                ZALE CORPORATION

                             A Delaware Corporation
                   IRS Employer Identification No. 75-0675400
                            SEC File Number 001-04129

                            901 West Walnut Hill Lane
                               Irving, Texas 75038
                                 (972) 580-4000




[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))



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Item 2.05. Costs Associated with Exit or Disposal Activities

     a. On August 25, 2005, the Board of Directors of Zale Corporation approved a plan for the Company to close 30 to 35 Bailey Banks & Biddle stores that do not fit with the brand's long-term positioning in the luxury goods market. This action is intended to permit the Company to focus capital, inventory and resources on the most productive stores and to further strengthen the Bailey Banks & Biddle brand. The Company anticipates it will close the stores beginning in January 2006, and expects to be complete by July 31, 2006.

     b. Store Closure Expenses - $15 million to $25 million

     c. The Company estimates a charge in the range of $15 million to $25 million in fiscal 2006. Using $20.5 million as an estimate of the amount to be incurred, the charge, net of tax, would be approximately $13 million or $0.25 per diluted share. Further information will be provided periodically as the store closings begin to occur. The Company will amend the Form 8-K once final estimates are available.

     d. At this time, the Company cannot accurately estimate the cash expenditures related to the Store Closure Expenses discussed above.


         This Form 8-K uses forward-looking information in estimating exit costs. Actual costs may differ materially based upon final levels of inventory and negotiations with landlords.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




         ZALE CORPORATION
         ----------------
         Registrant


Date: August 30, 2005                          By: /s/ Cynthia T. Gordon
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                                               Cynthia T. Gordon
                                               Senior Vice President,
                                               Controller
                                               (principal accounting officer
                                               of the Registrant)




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